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                                                                Exhibit (10)(a)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 19 to the Registration Statement on Form N-4 of our report dated April 25, 2012 relating to the financial statements of American General Life Insurance Company of Delaware Variable Account I, our report dated April 25, 2012 relating to the financial statements of American General Life Insurance Company of Delaware and our report dated April 25, 2012 relating to the statutory basis financial statements of National Union Fire Insurance Company of Pittsburgh, Pa., which appear in such Registration Statement. We also consent to the incorporation by reference in such Registration Statement of our report dated February 23, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in American International Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
Houston, Texas
April 25, 2012